EXHIBIT 4.3

                    MSC.SOFTWARE CORPORATION

                      EXECUTIVE BONUS PLAN

                           1998 & 1999

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                    MSC.SOFTWARE CORPORATION

                      EXECUTIVE BONUS PLAN

                        TABLE OF CONTENTS

                                                             Page

ARTICLE I TITLE, PURPOSE AND AUTHORIZED SHARES                 1
ARTICLE II DEFINITIONS                                         1
ARTICLE III PARTICIPATION AND ANNUAL BONUS                     4
ARTICLE IV STOCK UNIT ELECTIONS                                5
ARTICLE V STOCK UNIT AWARDS                                    7
ARTICLE VI ADMINISTRATION                                      7
ARTICLE VII MISCELLANEOUS                                      9
EXHIBIT A                         IRREVOCABLE ELECTION AGREEMENT
EXHIBIT B                         IRREVOCABLE ELECTION AGREEMENT
EXHIBIT C                             STOCK UNIT AWARD AGREEMENT

                    MSC.SOFTWARE CORPORATION
                      EXECUTIVE BONUS PLAN


                            ARTICLE I
              TITLE, PURPOSE AND AUTHORIZED SHARES

          1.1  TITLE

          This Plan shall be known as the MSC.Software
Corporation Executive Bonus Plan.

          1.2  PURPOSE

          The purpose of this Plan is to promote the success of the Company and the interest of its stockholders by providing an additional means to attract, motivate, retain and reward executive officers, by providing Participants annual bonus incentives as well as an opportunity to convert these bonus opportunities into Stock Unit Awards and enhancing compensation deferral opportunities.

          1.3  SHARES

          An aggregate number not to exceed 32,062 treasury shares of Common Stock (subject to adjustments contemplated by Section 7.2) shall be reserved under the Plan for the payment of 1998 and 1999 bonuses payable respectively in 1999 and 2000.

                           ARTICLE II
                           DEFINITIONS

          2.1  DEFINED TERMS.

          Whenever the following terms are used in this Plan they shall have the meaning specified below, subject to the other terms and conditions of this Plan, unless the context clearly indicates to the contrary.

          ANNUAL BONUS means an incentive award granted by the Committee, whether or not under the terms of the Plan, payable in shares of Common Stock or in cash, or any combination thereof pursuant to Committee authorization or participant elections authorized by the Committee.

          APPLICABLE PERCENTAGE means fifty percent (50%) unless the Committee, at or prior to the elections described in Article IV for a particular year, designates a different amount.

          AWARD means the grant of the opportunity to earn a payment or bonus under the Plan.

          BASE SALARY means the base salary paid by the Company to a Participant during Year, exclusive of any bonuses, commissions or other actual or imputed income from any Company-provided benefits or perquisites, but prior to any reductions for salary deferred pursuant to any deferred compensation plan or for contributions to a plan qualifying under Section 401(k) of the Code or contributions to a cafeteria plan under Section 125 of the Code.

          BOARD means the Board of Directors of the Company.

          BONUS PAYMENT DATE means the date designated by the Committee (upon or after its decisions as to awards) on which the Annual Bonus is or would otherwise be received by the Participant.

          CASH BONUS means the percentage of an Annual Bonus payable solely in cash.

          COMMITTEE means the Board or any one or more committees of director(s) appointed by the Board to administer the Plan within the scope of authority delegated to the acting Committee by the Board.

          COMMON STOCK means the Common Stock, $0.01 par value per share, of the Company, subject to adjustment pursuant to Section 7.2.

          COMPANY means MSC.Software Corporation, a Delaware corporation, and its successors.

          CONVERSION AMOUNT means the percentage of the Stock
          Bonus elected by the Participant to be converted to a Stock Unit Award under this Plan.

          DEFERRED COMPENSATION PLAN means the MacNeal-Schwendler
          Corporation Supplemental Retirement and Deferred
          Compensation Plan, as amended.

          DIVIDEND EQUIVALENT RIGHT means the amount of cash dividends or other cash distributions paid by the Company on that number of shares of Common Stock equal to the number of Stock Units credited to a Participant's Stock Unit Account as of the applicable record date for the dividend or other distribution, which amount shall, at the discretion of the Committee, either be paid on the applicable dividend payment date directly to the Participant in cash or credited in the form of cash or additional Stock Units to the Stock Unit Account of the Participant, as provided in the applicable Stock Unit Award Agreement.

          EFFECTIVE DATE means December 30, 1999.

          ELIGIBLE EMPLOYEE means any officer of the Company or a Subsidiary who earns an annual base salary of at least $160,000 and who otherwise qualifies as a member of a select group of management or highly compensated employees, as described in Sections 201, 301 and 401 of the Employee Retirement Income Security Act of 1974, as amended, as determined by the for purposes of this Plan.

          FAIR MARKET VALUE means on any date (a) if the Common Stock is listed or admitted to trade on a national securities exchange, the opening price of the Common Stock on the Composite Tape, as published in the Western Edition of The Wall Street Journal, of the principal national securities exchange on which the Common Stock is so listed or admitted to trade, on such date, or, if there is no trading of the Common Stock on such date, then the opening price of the Common Stock as quoted on such Composite Tape on the next preceding date on which there was trading in such shares; (b) if the Common Stock is not listed or admitted to trade on a national securities exchange, the opening price for the Common Stock on such date, as furnished by the National Association of Securities Dealers, Inc. ("NASD") through the NASDAQ National Market Reporting System or a similar organization if the NASD is no longer reporting such information; (c) if the Common Stock is not listed or admitted to trade on a national securities exchange and is not reported on the National Market Reporting System, the mean between the bid and asked price for the Common Stock on such date, as furnished by the NASD or a similar organization; or (d) if the Common Stock is not listed or admitted to trade on a national securities exchange, is not reported on the National Market Reporting System and if bid and asked prices for the stock are not furnished by the NASD or a similar organization, the value as established by the Committee at such time for purposes of this Plan. Any determination as to fair market value made pursuant to this Plan shall be determined without regard to any restriction other than a restriction which, by its terms, will never lapse, and shall be conclusive and binding on all persons.

          PARTICIPANT means any Eligible Employee who has been selected by the Committee to participate in this Plan and received an Annual Bonus under this Plan.

          PERFORMANCE TARGET(S) means the specific objective goal or goals (which may be cumulative or alternative) that are timely set in writing by the Committee for each Participant for the Year.

          PLAN means this MSC.Software Corporation Executive
          Bonus Plan.

          STOCK BONUS means the percentage of the Annual Bonus that is payable solely in shares of Common Stock.

          STOCK UNIT means a non-voting unit of measurement which is deemed solely for bookkeeping purposes to be equivalent to one outstanding share of Common Stock
          (subject to adjustment) payable to a Participant.

          STOCK UNIT AWARD means an award of Stock Units granted by the Committee under the Plan based on the Conversion
          Amount.

          STOCK UNIT AWARD AGREEMENT means an agreement substantially in the form of Exhibit C (as from time to time revised by the Committee).

          STOCK UNIT ACCOUNT means the bookkeeping account maintained by the Company on behalf of each Participant which is credited with Stock Units calculated in accordance with Section 4.4.

          YEAR means the applicable calendar year.


          2.2  FINANCIAL AND ACCOUNTING TERMS

          Except as otherwise expressly provided or the context otherwise requires, financial and accounting terms are used as defined for purposes of, and shall be determined in accordance with, generally accepted accounting principles, as from time to time in effect, and, if applicable, as specifically applied and reflected in financial statements of the Company, prepared in the ordinary course of business. Without limiting the generality of the foregoing, such calculations shall be made after all compensation accruals.

                           ARTICLE III
                 PARTICIPATION AND ANNUAL BONUS

          3.1  COVERAGE; ELIGIBLE EMPLOYEES

          Awards may be granted only to Eligible Employees. Actual Participants in the Plan will be determined for each Year by the Committee at the time Performance Targets are established. For 1998 and 1999, the Committee designated the Eligible Employees listed in attached Schedule A and Schedule B, respectively, to receive Awards. For 1999, the Eligible Employees designated in attached Schedule B will be eligible to receive Awards if the Performance Targets are attained.

          3.2  BONUS PROVISIONS

          Each Participant may receive an Annual Bonus for the Year if, and only if, the Performance Targets established by the Committee for such Year are attained. For 1998, the Committee established the Performance Targets set forth in attached Schedule A. For 1999, the Committee established the Performance Targets set forth in attached Schedule B.

          3.3  TIME OF PAYMENT; DEFERRED AMOUTNS

          Any Annual Bonus granted by the Committee under this Plan shall be paid in accordance with the vesting and payment schedule established by the Committee, or set forth in any applicable Award Agreement, at the time of the grant of the Annual Bonus. Any payment shall be in cash, Common Stock or any combination thereof, as the Committee may approve or require, subject to applicable withholding requirements. For fiscal 1998, three-fourths (3/4) of the Annual Bonus was paid in cash and one-fourth (1/4) was payable in shares of Common Stock. For fiscal 1999, one-half (") of the Annual Bonus will be payable in cash and one-half (") will be payable in shares of Common Stock. Notwithstanding the foregoing, the Committee, in its sole discretion, may provide, for any Year, that Eligible Employees may elect in advance to receive all or part (in increments and on forms authorized by the Committee) of any Annual Bonus that may be granted in the future in the form of Stock Units to the extent provided in Article IV.

                           ARTICLE IV
                      STOCK UNIT ELECTIONS

          4.1  TIME AND TYPES OF DEFERRAL ELECTIONS

          For 1998, the Eligible Employees listed in attached Schedule A elected on the dates set forth in Schedule A to defer the payment of the amounts listed in attached Schedule A under the Deferred Compensation Plan. On or before December 31, 1999, each Eligible Employee may make an irrevocable election to receive all or a part of any Stock Bonus that may be payable to the Eligible Employee during the following Year in Stock Units. This election shall become effective only if the Committee, in authorizing the Stock Bonus, expressly recognizes such alternative payment opportunity in Stock Units and authorizes the Stock Unit Awards at that time. A person who first becomes an Eligible Employee after the applicable deadline may, within 30 days of becoming and being designated as an Eligible Employee, make an irrevocable election to receive any Stock Bonus granted for the applicable Year (or remaining portion thereof, as the case may be) in Stock Units.

          4.2  ELECTION PROCEDURES

          The elections shall be made in writing on forms provided by the Company and authorized by the Committee. These forms shall take the form of the Distribution Election Agreement attached hereto as Exhibit A, as from time to time amended by the Committee. Neither the distribution nor completion of election agreements shall convey any right to receive an Annual Bonus, in cash, Common Stock or Stock Units, unless the Committee otherwise provides. Failure to timely elect Stock Units, however, will result in the payment in Common Stock if any Stock Bonus is awarded.

          4.3  DISTRIBUTION OF BENEFITS

          (a) TIME AND MANNER OF DISTRIBUTION. A Participant shall be entitled to receive a distribution of shares of Common Stock in an amount equal to the number of Stock Units, if any, allocated to his or her Stock Unit Account, if the Stock Units have vested, at such time and in such manner as set forth in the form of agreement approved by the Committee. A Participant may elect any of the distribution commencement dates and methods of distribution (lump sum or annual installments) set forth in the form of Distribution Election Agreement, from time to time, approved by the Committee, for the applicable year, subject to such conditions as it may impose.

          (b)  CHANGE IN TIME OR MANNER OF DISTRIBUTION OF STOCK
               UNITS.

               (1) To the extent permitted by the Committee and set forth in any applicable Distribution Election Agreement, a Participant may change the manner of any distribution election from a lump sum to annual installments (or vice versa) made with respect to Stock Units credited under any Stock Unit Account by filing a written election with the Committee on a form provided by the Committee; provided, however, that no such election shall be effective until 12 months after such election is filed with the Committee, and no such election shall be effective if it is made with respect to any Stock Unit Account after distributions with respect to such Stock Unit Account have commenced. An election made pursuant to this Section 4.3(b) shall not affect the date of the commencement of benefits.

               (2) To the extent permitted by the Committee and set forth in any applicable Distribution Election Agreement, a Participant may elect to further defer the commencement of any distribution to be made with respect to Stock Units credited under any Stock Unit Account by filing a new written election with the Committee on a form approved by the Committee; provided, however, that (A) no such election shall be effective until 12 months after such election is filed with the Committee, (B) no such new election shall be effective with respect to any Stock Unit Account after benefits with respect to such Stock Unit Account shall have commenced, and (C) no more than three new elections shall be valid as to any Stock Unit Account. An election made pursuant to this Section 4.3(b)(2) shall not affect the manner of distribution (i.e., lump sum versus installments), the terms of which shall be subject to Section 4.3(b)(1) above.

          4.4  AMOUNT OF STOCK BONUS/NUMBER OF STOCK UNITS

          Unless otherwise provided by the Committee, the number of shares of Common Stock comprising the Stock Bonus shall be determined by the Committee in its sole discretion and shall equal the Applicable Percentage times the Annual Bonus divided by the Fair Market Value of the Common Stock on the first business day of the Year for which the Annual Bonus is to be paid (i.e., the period in which the service being compensated was rendered), subject to adjustment pursuant to Section 7.2 of this Plan.

          For example, assume that for 1999, the Company grants a Participant an Annual Bonus in a designated amount of $40,000, payable on March 1, 2000 and that the Committee determines that the Applicable Percentage for the Stock Bonus portion of the Annual Bonus is 50%. The Fair Market Value of a share of Common Stock on January 2, 1999 was $20. The Participant will receive $20,000 in cash and 1,000 shares of Common Stock, regardless of the Fair Market Value of the Common Stock on the date of the grant or payment.

          The number of Stock Units to be credited under the Plan shall equal the number of shares of Common Stock otherwise comprising the Stock Bonus multiplied by the percentage of the Stock Bonus which the Participant has elected to defer, subject to adjustment pursuant to Section 7.2 of this Plan.

          For example, assume that prior to December 31, 1999 the Participant from the prior example elects to receive 40% of her Stock Bonus in Stock Units. On March 1, 2000,The Participant will receive $20,000 in cash, 600 shares of Common Stock and 400 Stock Units.

          The amount of the Annual Bonus remains subject to the discretion of the Committee until paid and no part of it shall be deemed vested or payable until that time.

          4.5  NO FRACTIONAL SHARE INTERESTS

          If a distribution would result in the issuance of a fractional share, the amount of Stock Units granted shall be rounded down to the next whole share and the cash alternative amount in lieu of the fractional interest shall be paid in cash.

                            ARTICLE V
                        STOCK UNIT AWARDS

          The grant of Stock Unit Awards, including, but not limited to, the terms of grant, conditions and restrictions, the consideration (other than services) to be paid, the form and content of Dividend Equivalent rights, vesting terms, and adjustments in case of changes in the Common Stock, shall be governed by the terms of the Stock Unit Award Agreement, substantially in the form of Exhibit B (as from time to time revised by the Committee), to be executed and delivered by the Company and the Participant. After an election is made, the form of the Stock Unit Award Agreement (if applicable) may not be changed in any manner materially adverse to the Participant without his or her consent. All Stock Unit Awards are subject to express prior authorization by the Committee of the terms of the Stock Unit Award and the specific number of shares of Common Stock referenced in the Participant's Stock Unit Account. The number of Stock Units credited (and the number of Shares to which the Participant is entitled under this Plan) shall be subject to adjustment in accordance with Section 7.2 of this Plan.

                           ARTICLE VI
                         ADMINISTRATION

          6.1  RIGHTS AND DUTIES.

          This Plan shall be administered by and all Awards to Eligible Employees shall be authorized by the Committee. The Committee shall have all powers necessary to accomplish those purposes, including, but not by way of limitation, the following:

          (a) to determine the particular Eligible Employees who will receive Annual Bonuses, the extent to which and price at which an Annual Bonus will or may be settled in shares of Common Stock or Stock Units, and the other specific terms and conditions of Stock Unit Awards consistent with the express limits of this Plan;

          (b) to approve from time to time the election agreement and other forms of Award Agreements (which need not be identical either as among Participants or from year to year); and

          (c) to resolve any questions concerning benefits payable to a Participant and make all other determinations and take such other action as contemplated by this Plan or as may be necessary or advisable for the administration or interpretation of this Plan.

          6.2  COMMITTEE CERTIFICATION.

          No payment may be made and no Participant will be entitled to receive any payment under the Plan, unless the Committee first certifies, by resolution of the Committee or other appropriate action, that (a) the payment amount has been accurately determined in accordance with the provisions of the Plan, (b) the applicable Performance Target(s) have been met, and
(c) any other material terms have been satisfied.

          6.3  CLAIMS PROCEDURES.

          To the extent the Committee permits deferral elections extending to the termination of employment or beyond, the following claims procedures shall apply:

          (a) The Committee shall notify Participants and, where appropriate, the Beneficiary(ies) of their right to claim benefits under these claims procedures, shall make forms available for filing of such claims, and shall provide the name of the person or persons with whom such claims should be filed.

          (b) The Committee shall act upon claims as required and communicate a decision to the claimant promptly and, in any event, not later than 90 days after the claim is received by the Committee, unless special circumstances require an extension of time for processing the claim. If an extension is required, notice of the extension shall be furnished to the claimant prior to the end of the initial 90-day period, which notice shall indicate the reasons for the extension and the expected decision date. The extension shall not exceed 90 days. The claim may be deemed by the claimant to have been denied for purposes of further review described below in the event a decision is not furnished to the claimant within the period described in the preceding three sentences. Every claim for benefits which is denied shall be denied by written notice setting forth in a manner calculated to be understood by the claimant (i) the specific reason or reasons for the denial, (ii) specific reference to any provisions of this Plan on which denial is based, (iii) description of any additional material or information necessary for the claimant to perfect his claim with an explanation of why such material or information is necessary, and (iv) an explanation of the procedure for further review of the denial of the claim under this Plan.

          (c) The claimant or his or her duly authorized representative shall have 60 days after receipt of denial of his or her claim to request a review of such denial, the right to review all pertinent documents and the right to submit issues and comments in writing. Upon receipt of a request for a review of the denial of a benefit claim, the Committee shall undertake a full and fair review of the denial.

          (d) The Committee shall issue a decision not later than 60 days after receipt of a request for review from a claimant unless special circumstances, such as the need to hold a hearing, require a longer period of time, in which case a decision shall be rendered as soon as possible but not later than 120 days after receipt of the claimant's request for review. The decision on review shall be in writing and shall include specific reasons for the decision written in a manner calculated to be understood by the claimant with specific reference to any provisions of this Plan on which the decision is based.

                           ARTICLE VII
                          MISCELLANEOUS

          7.1  AMENDMENT, TERMINATION AND SUSPENSION

          The Committee or the Board may, at any time, terminate or, from time to time, amend, modify or suspend this Plan, in whole or in part, subject to Section 1.2. No Stock Unit Awards may be granted under this Plan during any suspension of this Plan or after termination of this Plan. Termination or amendment of this Plan shall have no effect on any then outstanding Stock Unit Awards.

          7.2  ADJUSTMENTS

          Notwithstanding any other provisions hereof, if there shall occur any change in the outstanding shares of the Company's Common Stock by reason of any extraordinary dividend or other extraordinary distribution in respect of the Common Stock (whether in the form of cash, Common Stock, other securities, or other property), or any reclassification, recapitalization, stock split (including a stock split in the form of a stock dividend), reverse stock split, reorganization, merger, combination, consolidation, split-up, spin-off, repurchase, or exchange of Common Stock or other securities of the Company, or any similar, unusual or extraordinary corporate transaction (or event in respect of the Common Stock) or a sale of substantially all the assets of the Company as an entirety, the Committee shall make such proportionate and equitable adjustments consistent with the effect of such event on stockholders generally (but without duplication of benefits if Dividend Equivalents are credited), as the Committee determines to be necessary or appropriate, in the number, kind and/or character of shares of Common Stock or other securities, property and/or rights payable in respect of Stock Bonuses, Stock Units and Stock Unit Accounts credited under this Plan and, if appropriate, the applicable Fair Market Value on which the number of shares or such other securities, property or rights was determined.

          7.3  TERM OF THIS PLAN

          The term of this Plan is indefinite, subject to the provisions of Section 7.1. All authority of the Committee with respect to Awards hereunder, including its authority to amend an Award, shall continue during any suspension of this Plan, in respect of outstanding Awards on the Termination Date.

          7.4  NON-EXCLUSIVITY OF PLAN

          Nothing in this Plan shall limit or be deemed to limit the authority of the Board or the Committee to grant bonuses or other awards or authorize any other compensation, with or without reference to the Common Stock, under any other plan or authority.

          7.5  NO RESTRICTION ON CORPORATE POWERS

          The existence of the Plan and the Stock Unit Awards granted hereunder shall not affect or restrict in anyway the right or power of the Board or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company's capital structure or its business, any merger or consolidation of the Company, any issue of bonds, debenture, preferred or prior preference stock ahead of or affecting the Company's capital stock or the rights thereof, the dissolution or liquidation of the Company or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding.

                                                        Exhibit A
                                           December 1999 Election

                    MSC.SOFTWARE CORPORATION
                 IRREVOCABLE ELECTION AGREEMENT

                      EXECUTIVE BONUS PLAN

IF DURING THE YEAR 1999, THE COMPENSATION COMMITTEE APPROVES AN
ANNUAL BONUS TO ME UNDER THE PLAN AND IF THE COMPENSATION
COMMITTEE THEN EXPRESSLY AUTHORIZES ME TO RECEIVE ALL OR PART OF
THE STOCK BONUS IN THE FORM OF A STOCK UNIT AWARD:
I IRREVOCABLY ELECT TO TAKE ____% OF MY STOCK BONUS IN THE FORM
OF A STOCK UNIT AWARD.

I UNDERSTAND THAT:
     . THE CONVERSION RATE, FOR PURPOSES OF DETERMINING THE NUMBER OF SHARES UNDERLYING THE AWARD WILL BE 1.
     . THE STOCK UNIT AWARD WILL BE AT ALL TIMES FULLY VESTED AND NOT SUBJECT TO A RISK OF FORFEITURE.
     .   THIS ELECTION IS IRREVOCABLE AND MUST BE FILED BY DECEMBER
         31, 1999 WITH:
           LOUIS A. GRECO
           815 COLORADO BOULEVARD
           LOS ANGELES, CALIFORNIA  90041
     . IF THIS ELECTION IS NOT TIMELY FILED, I WILL NOT HAVE AN OPPORTUNITY TO DEFER ANY STOCK BONUS IN THE PLAN FOR THE YEAR 1999.
     . THIS ELECTION IS SUBJECT TO THE TERMS OF THE PLAN AND THE APPLICABLE STOCK UNIT AWARD AGREEMENT.
     . THIS ELECTION DOES NOT CONSTITUTE A GUARANTEE THAT I WILL RECEIVE ANY BONUS FROM THE COMPANY.

ACKNOWLEDGMENT AND AGREEMENT

I acknowledge and agree to the foregoing terms of this  Election
Agreement.

_________________________
(Participant's Signature)

_________________________                        _______________
(Print Name)                                           (Date)

                                                        Exhibit B
                                           December 1999 Election

                    MSC.SOFTWARE CORPORATION
                 IRREVOCABLE ELECTION AGREEMENT

                    1999 EXECUTIVE BONUS PLAN

IF DURING THE YEAR 2000, THE COMPENSATION COMMITTEE APPROVES AN
ANNUAL BONUS TO ME UNDER THE PLAN AND IF THE COMPENSATION
COMMITTEE THEN EXPRESSLY AUTHORIZES ME TO RECEIVE ALL OR PART OF
THE STOCK BONUS IN THE FORM OF A STOCK UNIT AWARD:
I IRREVOCABLE ELECT TO TAKE __% OF MY STOCK BONUS IN THE FORM OF
A STOCK UNIT AWARD.

I UNDERSTAND THAT:

     . THE CONVERSION RATE, FOR PURPOSES OF DETERMINING THE NUMBER OF SHARES UNDERLYING THE AWARD WILL BE 1.
     . THE STOCK UNIT AWARD WILL BE AT ALL TIMES FULLY VESTED AND NOT SUBJECT TO A RISK OF FORFEITURE.
     .    THIS ELECTION IS IRREVOCABLE AND MUST BE FILED BY DECEMBER
          31, 1999 WITH:
             LOUIS A. GRECO
             815 COLORADO BOULEVARD
             LOS ANGELES, CALIFORNIA  90041
     . IF THIS ELECTION IS NOT TIMELY FILED, I WILL NOT HAVE AN OPPORTUNITY TO DEFER ANY STOCK BONUS IN THE PLAN FOR THE YEAR 2000.
     . THIS ELECTION IS SUBJECT TO THE TERMS OF THE PLAN AND THE APPLICABLE STOCK UNIT AWARD AGREEMENT.
     . THIS ELECTION DOES NOT CONSTITUTE A GUARANTEE THAT I WILL RECEIVE ANY BONUS FROM THE COMPANY.

ACKNOWLEDGMENT AND AGREEMENT

I acknowledge and agree to the foregoing terms of this  Election
Agreement.


_________________________
(Participant's Signature)

_________________________                        _______________
(Print Name)                                           (Date)

                                                        Exhibit C
                    MSC.SOFTWARE CORPORATION

                   STOCK UNIT AWARD AGREEMENT
                      EXECUTIVE BONUS PLAN


Participant Name: ______________
Soc. Sec. No.: _________________
No. Stock Units: _______________
Award Date:    ____________ __, 200_


          THIS AGREEMENT is among MSC.SOFTWARE CORPORATION, a
Delaware corporation (the "Company") and the employee named above
(the "Participant") and is delivered under the Executive Bonus
Plan (the "Plan").

                       W I T N E S S E T H

          WHEREAS, pursuant to the Plan, the Company has granted to the Participant with reference to services rendered and to be rendered to the Company, effective as of the Award Date, a stock unit award (the "Stock Unit Award" or "Award"), upon the terms and conditions set forth herein and in the Plan.

          NOW THEREFORE, in consideration of services rendered by the Participant and the mutual promises made herein and the mutual benefits to be derived therefrom, the parties agree as follows:

          1. Defined Terms. Capitalized terms used herein and not otherwise defined herein shall have the meaning assigned to such terms in the Plan.

          2. Grant. Subject to the terms of this Agreement and the Plan the Company grants to the Participant a Stock Unit Award with respect to an aggregate number of Stock Units (the "Stock Units") set forth above. The Company acknowledges receipt of consideration for the shares payable with respect to the Stock Units on the terms set forth in this Agreement in the form of services rendered to the Company by the Participant prior to the Award Date with a value equal to the Annual Bonus that would otherwise have been payable to the Participant but for the Participant's election to receive Stock Units under the Plan.

          3. Vesting. The Award shall be at all times fully vested and not subject to risk of forfeiture, with respect to the total number of Stock Units comprising the Award (subject to adjustment under Section 7.2 of the Plan.

          4.   Dividend and Voting Rights.

               (a) Limitations on Rights Associated with Units. The Participant shall have no rights as a stockholder of the Company, no dividend rights (except as expressly provided in Section 4(b) with respect to Dividend Equivalent Rights) and no voting rights, with respect to the Stock Units and any shares of Common Stock underlying or issuable in respect of such Stock Units until such shares of Common Stock are actually issued to and held of record by the Participant. No adjustments will be made for dividends or other rights of a holder for which the record date is prior to the date of issuance of the stock certificate.

               (b) Dividend Equivalent Rights Distributions. As of any applicable dividend or distribution payment date, the Participant shall receive a cash payment in an amount equal to the amount of the Dividend Equivalent Rights multiplied by the number of Units in the Account as of the applicable dividend payment date.

          5. Timing and Manner of Distribution with Respect to Stock Units. At the time the Participant executes this Agreement and subject to any changes imposed by or allowed under the provisions of the Plan, the Participant shall make an irrevocable election for the manner of distribution with respect to his or her Stock Units credited under the Plan pursuant to this Agreement, in shares of Common Stock, subject to and in accordance with the Plan and the elections made by the Participant. The election shall specify the time of payout and shall be made on a Distribution Election Agreement, substantially in the form of Exhibit A. If no election is made, any Stock Unit credited to a Participant's Stock Unit Account will be distributed in a single lump sum of shares of Common Stock upon the Participant's termination of employment.

          6. Tax Withholding. Upon payment of Dividend Equivalent Rights and/or the distribution of shares of Common Stock in respect of a Participant's Stock Unit Account, the entity within the Company last employing the Participant shall have the right at its option to (i) require the Participant (or the Participant's Personal Representative or Beneficiary, as the case may be) to pay or provide for payment in cash of the amount of any taxes which the Company may be required to withhold with respect to such payment or distribution or (ii) deduct from any amount payable to the Participant the amount of any taxes which the Company may be required to withhold with respect to such payment or distribution. In any case where a tax is required to be withheld in connection with the delivery of shares of Common Stock under this Agreement, the Committee may permit the Participant to elect, pursuant to such rules and subject to such conditions as the Committee may establish, to have the Company reduce the number of shares to be delivered by (or otherwise reacquire) the appropriate number of shares valued at their then Fair Market Value, to satisfy such withholding obligation.

          7. Notices. Any notice to be given under the terms of this Agreement shall be in writing and addressed to the Company at its principal office located at 815 Colorado Boulevard, Los Angeles, California 90041, to the attention of the Corporate Secretary and to the Participant at the address given beneath the Participant's signature hereto, or at such other address as either party may hereafter designate in writing to the other.

          8. Plan. The Award and all rights of the Participant with respect thereto are subject to, and the Participant agrees to be bound by, all of the terms and conditions of the provisions of the Plan, incorporated herein by reference, to the extent such provisions are applicable to Awards granted to Eligible Employees. The Participant acknowledges receipt of a copy of the Plan, which is made a part hereof by this reference, and agrees to be bound by the terms thereof. Unless otherwise expressly provided in other Sections of this Agreement, provisions of the Plan that confer discretionary authority on the Committee do not (and shall not be deemed to) create any rights in the Participant unless such rights are expressly set forth herein or are otherwise in the sole discretion of the Committee so conferred by appropriate action of the Committee under the Plan after the date hereof.

          9. No Service Commitment by Company. Nothing contained in this Agreement or the Plan constitutes an employment or other commitment by the Company as to the Participant's service, confers upon the Participant any right to remain employed by or in service of the Company or any subsidiary, interferes in any way with the right of the Company or any subsidiary at any time to terminate such employment or service, or affects the right of the Company or any subsidiary to increase or decrease his or her other compensation.

          10. Limitation on Participant's Rights. Participation in the Plan confers no rights or interests other than as herein provided. This Agreement creates only a contractual obligation on the part of the Company as to amounts payable and shall not be construed as creating a trust. The Plan, in and of itself, has no assets. The Participant shall have only the rights of a general unsecured creditor of the Company with respect to amounts credited and benefits payable, if any, on Stock Unit Account(s), and rights no greater than the right to receive the Common Stock (or equivalent value) as a general unsecured creditor with respect to Stock Units, as and when payable thereunder.
          IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written. By the Participant's execution of this Agreement, the Participant agrees to the terms and conditions hereof and of the Plan.


MSC.SOFTWARE CORPORATION           PARTICIPANT
(a Delaware corporation)

By ___________________________   _____________________________
  Louis A. Greco                   (Signature)

                                 _____________________________
                                   (Print Name)

                                 _____________________________
                                   (Address)

                                 _____________________________
                                   (City, State, Zip Code)

                        CONSENT OF SPOUSE


          In consideration of the execution of the foregoing Stock Unit Award Agreement by MSC.Software Corporation, I, __________________, the spouse of the Participant therein named, do hereby join with my spouse in executing the foregoing Stock Unit Award Agreement and do hereby agree to be bound by all of the terms and provisions thereof and of the Plan.

Dated:  _____________, _____.

                                   ___________________________
                                   Signature of Spouse

                                                        EXHIBIT A
                                  DISTRIBUTION ELECTION AGREEMENT

                    MSC.SOFTWARE CORPORATION

                      EXECUTIVE BONUS PLAN
           IRREVOCABLE DISTRIBUTION ELECTION AGREEMENT

_________________________________________________________________

I hereby irrevocably elect to receive the payments of benefits in accordance with the choice indicated by me below, except as may be otherwise provided in the Plan.

     Lump sum or installments [check applicable item and enter number (if any)]:

          ___  A Single Lump Sum, deliverable as elected below.

          ___ In Annual Installments: Specify number (not less than 5 nor more than 10): _______, commencing as elected below.

     Time of Commencement of Distribution [check applicable item]:

          ___ Delivered or commencing as soon as practicable after _______________, 200__ (select a date not earlier than 12 months from the date of election).

          ___ Delivered or commencing as soon as practicable after a termination of service.

          ___ Delivered or commencing as soon as practicable after the earlier of _______________, 200__
               (select a date not earlier than 12 months from the date of election) or a termination of service.

          ___ Delivered or commencing as soon as practicable after the later of _______________, 200__ (select a date not earlier than 12 months from the date of election) or a termination of service.

Remaining balances of less than 100 stock units will be paid in shares of Common Stock in a single lump sum.
I understand that if I fail to complete this Distribution
Election Agreement, my Stock Unit Account will be distributed in a single distribution of shares of Common Stock as soon as practicable after a termination of service.

       __________________________________________________


                  SIGNATURE AND ACKNOWLEDGMENT

          I hereby acknowledge that I understand and consent to the terms of this Distribution Election Agreement and the Plan.
I understand that the payment periods above are irrevocable (except as provided in Section 4.3(b) of the Plan) and are subject to the terms of the Plan, which require among other things that I pay or provide for (through withholding and other acceptable means) payment in cash of all applicable tax withholding in respect of any payment of the shares of Common Stock to me. The Committee may permit the offset of shares of Common Stock at their then market value to cover withholding obligations, but I have no right to such offset, and (in the absence of Committee approval to offset shares of Common Stock) I will be required to pay withholding obligations to the Company in cash.

______________________________    _______________________
(Signature)                                  (Date)

______________________________
(Print Name)